SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 21, 2001


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
               (Exact name of registrant as specified in charter)


                        Commission File Number 000-30123


          Delaware                                        58-2004779
(State or other jurisdiction of                (IRS Employer Identification No.)
       incorporation)


     660 Hembree Parkway, Suite 106
             Roswell, Georgia                                 30076
(Address of principal executive offices)                   (Zip Code)




        Registrant's telephone number including area code (770) 442-9707



  (Former name or former address, if changed since last report) Not Applicable

Item 2.    Acquisition or Disposition of Assets

     On December 21, 2001, First Horizon Pharmaceutical Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Dura Pharmaceuticals, Inc. ("Dura Pharmaceuticals"), a member of the Elan group, to purchase the U.S. rights to the drug Furadantin(R) (Nitrofurantoin suspension) from Dura Pharmaceuticals. The purchase price for the acquired assets was $15.8 million in cash, subject to post-closing adjustments, the assumption of certain liabilities and payment for product inventory. Under the Agreement, the Company has acquired the assets relating to Furadantin(R), including the new drug application, trademark and related inventory. Furadantin(R) is indicated for the treatment of urinary tract infections.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

          The financial statements required by this item will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

     (b) Pro Forma Financial Information.

          The pro forma financial information required by this item will be filed as an Amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.


     (c) Exhibits:

     10.1*- Asset Purchase Agreement by and between Dura Phamaceuticals, Inc. and First Horizon Pharmaceutical Corporation dated as of December 21, 2001.

     10.2*-  Supply  Agreement  between  Dura  Pharmaceuticals,  Inc.  and First
     Horizon    Pharmaceutical    Corporation    dated    December   21,   2001.

----------------------

     *The Company has requested confidential treatment of portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST HORIZON PHARMACEUTICAL
                                 CORPORATION



Date:  January 7, 2002           By:  /s/ Balaji Venkataraman
                                     -------------------------------------------
                                     Balaji Venkataraman
                                     Vice-President and Chief Financial Officer




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